PROMISSORY NOTE

US$1,008,768.00  September 10, 1998

FOR VALUE RECEIVED, Challenger Oil Services, PLC, a corporation organized under the law of England ("Maker"), promises to pay to the order of Chaparral Resources, Inc., a Colorado corporation ("Payee"), or its designated Fiscal Agent, in lawful money of the United States of America, the principal sum of one million eight thousand seven hundred and sixty eight dollars ($1,008,768.00), together with interest on the unpaid principal balance at an annual rate equal to the three (3) month London Interbank Offered Rate ("LIBOR") in effect from time to time during the term of this loan as published in the Wall Street Journal plus one (1) percentage point in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Loan Agreement, dated as of September 10, 1998, by and between Maker and Payee, (the "Loan Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS

1.1 PRINCIPAL AND INTEREST

The principal amount of this Note together with any accrued and unpaid interest thereon shall be due and payable as follows:

(a) From the date hereof until the Repayment Commencement Date, interest will accrue, but no payment will be required.

(b) Beginning with the Payment Commencement Date, and on the next eleven consecutive (11) monthly anniversaries thereof, Maker will pay to Payee, the amount of eighty four thousand and two United States dollars and seventy five cents (US$84,002.75) plus interest at the Interest Rate on the unpaid principal of the Loan Amount. Such interest payments shall be due and payable on or before the last day of each calendar quarter following the Repayment Commencement Date; provided, however that the last interest payment shall be made at the same time as the last principal payment of the Loan Amount.

1.2 MANNER OF PAYMENT

 All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing.

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1.3 PREPAYMENT

Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

1.4 NO RIGHT OF SET-OFF

Maker shall not have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Drilling Contract, provided there has been no default by KKM thereunder.

2. MISCELLANEOUS

2.1 WAIVER

The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

2.2 NOTICES

Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

2.3 SEVERABILITY

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full

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force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

2.4 GOVERNING LAW

This Note will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

(1) Maker submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Texas and any federal court of the United States of America, in either case, sitting in Harris County, Texas, and any appellate court therefrom, in any action based upon, resulting from, arising out of, or relating to this Promissory Note, or in connection with the authorization, preparation, negotiation, execution, delivery, administration, performance, or enforcement hereof, or for the recognition or enforcement of any judgment resulting from any such action;

(2) Maker agrees that it will not commence any action except in any such court of the State of Texas; waives,

(3) Maker agrees that it will not plead or make, any objection to the venue of any state or federal court of the State of Texas and agrees that it will not plead or make, any claim that any such action in any such state or federal court of the State of Texas has been brought in an improper or otherwise inconvenient forum; and

(4) Maker agrees that the summons and complaint or any other process in any such action may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address, and that any such service shall be deemed to be complete on the date such process is so mailed or delivered and to have the same force and effect as personal service within the State of Texas.

2.5 PARTIES IN INTEREST

This Note shall bind Maker and its successors and assigns. This Note may be assigned or transferred by Payee without the consent of Maker.

2.6 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

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All words used in this Note will be  construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

CHALLENGER OIL SERVICES, PLC


By:

Title:




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